REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 7, 2000, is entered into by and among Generex Biotechnology Corp., a Delaware corporation, with headquarters located at 33 Harbour Square, Suite 202, Toronto, Canada M5J 2G2 (the "Company"), and the undersigned buyers (each, a "Buyer" and collectively, the "Buyers").

     WHEREAS:

     A. In connection with the Securities Purchase Agreement by and among the parties dated as of January 6, 2000 (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, (i) to issue and sell to the Buyers 470,590 shares of the Company's Common Stock, par value $.001 per share (the "Common Shares") and (ii) to issue Warrants (the "Warrants") which will be exercisable to purchase 352,943 shares of Common Stock (the "Warrant Shares"); and

     B. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

     1. DEFINITIONS.

        As used in this Agreement, the following terms shall have the following meanings:

        a. "Investor" means a Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

        b. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

        c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule


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

providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

        d. "Registrable Securities" means the Common Shares purchased pursuant to the Securities Purchase Agreement and the Warrant Shares issued or issuable upon exercise of the Warrants and any shares of capital stock issued or issuable with respect to the Common Shares, Warrants or Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange, anti-dilution rights or similar event or otherwise, without regard to any limitation on exercise of the Warrants.

        e. "Registration Statement" means a registration statement of the Company filed under the 1933 Act and pursuant to Rule 415.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

     2. REGISTRATION.

        a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than sixty (60) calendar days after the date hereof, file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-3 (or if such form is unavailable, such other form as is available for registration) covering the resale of all of the Registrable Securities. The initial Registration Statement prepared pursuant hereto shall register for resale at least that number of Company common stock shares equal to the number of Registrable Securities as of the date immediately preceding the date the Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 3(b). The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than one-hundred twenty (120) calendar days after the date hereof.

        b. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as defined in Section 3(a)) the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 (or their equivalents at such time) relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to each Investor written notice of the Company's intention to file a Registration Statement and of such Investor's rights under this Section 2(b) and, if within twenty (20) days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, subject to the priorities set forth in Section 2(b) below. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a). The obligations of the Company under this Section 2(b) may be waived by the Buyers. If an offering in connection with which an Investor is entitled to registration under this Section 2(b) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten



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

offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Company common stock included in such underwritten offering. If a registration pursuant to this Section 2(b) is to be an underwritten public offering and the managing underwriter(s) advise the Company in writing, that in their reasonable good faith opinion, marketing or other factors dictate that a limitation on the number of shares of Company common stock which may be included in the Registration Statement is necessary to facilitate and not adversely affect the proposed offering, then the Company shall include in such registration: (1) first, all securities the Company proposes to sell for its own account, (2) second, up to the full number of securities proposed to be registered for the account of the holders of securities entitled to inclusion of their securities in the Registration Statement by reason of demand registration rights, and (3) third, the securities requested to be registered by the Investors and other holders of securities entitled to participate in the registration, as of the date hereof, drawn from them pro rata based on the number each has requested to be included in such registration.

        c. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and each increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held, or which could be held, by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Person's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any Common Shares included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors.

        d. Legal Counsel. Subject to Section 5 hereof, the Buyers shall have the right to select one legal counsel to review and oversee any offering pursuant to this Section 2 ("Legal Counsel"), which shall be Katten Muchin Zavis or such other counsel as thereafter designated by the holders of a majority of Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under this Agreement.

        e. [Reserved.]

        f. Rule 416. The Company and the Investors each acknowledge that each Registration Statement prepared in accordance hereunder shall include an indeterminate number of Registrable Securities pursuant to Rule 416 under the 1933 Act so as to cover any and all Registrable Securities which may become issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) if permitted by law, by reason of the anti-dilution provisions contained in the Securities Purchase Agreement and the Warrants in accordance with the terms thereof (collectively, the "Rule 416 Securities"). In this regard, the Company agrees to use all reasonable efforts to ensure that the maximum number of Registrable


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

Securities which may be registered pursuant to Rule 416 under the 1933
Act are covered by each Registration Statement and, absent guidance from the SEC or other definitive authority to the contrary, the Company shall use all reasonable efforts to affirmatively support and to not take any position adverse to the position that each Registration Statement filed hereunder covers all of the Rule 416 Securities. If the Company determines that the Registration Statement filed hereunder does not cover all of the Rule 416 Securities, the Company shall immediately (i) provide to each Investor written evidence setting forth the basis for the Company's position and the authority therefor and (ii) prepare and file an amendment to such Registration Statement or a new Registration Statement in accordance with
Section 2(Guarantor).

        g. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities or an Investor's allocated portion of the Registrable Securities pursuant to
Section 2(c) (a "Deficit Failure"), the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least one hundred percent (100%) of such Registrable Securities in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if at any time the number of Registrable Securities is greater than the number of shares of Company common stock available for resale under such Registration Statement.

     3. RELATED OBLIGATIONS.

     Whenever an Investor has requested that any Registrable Securities be registered pursuant to Section 2(b) or at such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a) or 2(Guarantor), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

        a. The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (on or prior to the sixtieth (60th) calendar day after the date hereof for the registration of Registrable Securities pursuant to Section 2(a)) and use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as possible after such filing (but in no event later than one-hundred twenty (120) calendar days after the date hereof for the registration of Registrable Securities pursuant to Section 2(a)), and keep such Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the second (2nd) annual anniversary of the date of this Agreement or (ii) the date on which the Investors shall have sold all the Registrable Securities (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to


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

make the statements therein, in light of the circumstances in which they were made, not misleading.

        b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

        c. The Company shall permit Legal Counsel to review and comment upon a Registration Statement and all amendments and supplements thereto at least seven (7) days prior to their filing with the SEC, and not file any document in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto.

        d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

        e. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United
States as Legal Counsel or any Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the


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

Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

        f. In the event Investors who hold a majority of the Registrable Securities being offered in the offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

        g. As promptly as practicable after becoming aware of such event, the Company shall notify Legal Counsel and each Investor in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

        h. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

        i. At the request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) if required by an underwriter, a letter, dated


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

such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors.

        j. The Company shall make available for inspection by (i) any Investor,
(ii) Legal Counsel, (iii) any underwriter participating in any disposition pursuant to a Registration Statement, (iv) one firm of accountants or other agents retained by the Investors, and (v) one firm of attorneys retained by such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

        k. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement,
(iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Company has knowledge. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     l. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if


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

any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq Stock Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(l).

        m. [Reserved.]

        n. The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

        o. If requested by the managing underwriters or an Investor, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the Investors agree should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and
(iii) supplement or make amendments to any Registration Statement if requested by a shareholder or any underwriter of such Registrable Securities.

        p. [Reserved.]

        q. [Reserved.]

        r. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder and the Company shall use its best efforts to file with the SEC in a timely manner all reports and documents required of the Company under the 1933 Act and the 1934 Act (as defined in Section 6(a)).

        s. Within two (2) business days after the Registration Statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that the Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

        t. [Reserved.]

        u. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.



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        v. Notwithstanding anything to the contrary contained in this Agreement, the Registration Statement shall register only the Registrable Securities.

     4. OBLIGATIONS OF THE INVESTORS.

        a. At least seven (7) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

        b. Each Investor by such Investor's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

        c. In the event any Investor elects to participate in an underwritten public offering pursuant to Section 2, each such Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities.

     5. EXPENSES OF REGISTRATION.

        All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and, in the event the Company fails to comply with the reasonable requests of Legal Counsel made pursuant to Section 3(c) of this Agreement, the fees and disbursements of Legal Counsel, shall be paid by the Company.

     6. INDEMNIFICATION.

        In the event any Registrable Securities are included in a Registration Statement under this Agreement:

        a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor who holds such Registrable Securities, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who


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

controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and any underwriter
(as defined in the 1933 Act) for the Investors, and the directors and officers of, and each Person, if any, who controls, any such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), subject to Section 6(d) below, against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Indemnified Damages") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Claims"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d);
(ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to


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

deliver properly or to cause to be delivered properly the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

        b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934
Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any Indemnified
Party may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon
(i) any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement, and (ii) any Violation, in each case to the extent and only to the extent that such Violation occurs as a result of the failure of an Investor to deliver properly or to cause to be delivered properly the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(d); and, subject to Section 6(d), such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable
Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.
Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified
Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

        c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

        d. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified
Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified
Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprized at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

        e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

        f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     7. CONTRIBUTION.

        To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. LIQUIDATED DAMAGES.

        a. The Company agrees that an Investor will suffer damages if the Company violates any provision of or fails to fulfill its obligations pursuant to Sections 2(a), 2(b), 2(Guarantor), 3(a), 3(b), 3(e), 3(h), 3(l) and 3(v) of this Agreement (a "Registration Default") and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such Registration Default, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to such Investor following the occurrence of such Registration Default in an amount determined by multiplying (i) $.085] per Common Share then held by such Investor by (ii) the percentage derived by dividing (A) the actual number of days elapsed from the first day of the date that an uncured Registration Default occurred or the end of the prior 30-day period, as applicable, to the day all Registration Defaults have been completely cured, by (B) 30. Liquidated Damages shall be paid in cash, or at the Investor's option, in the number of shares of Company common stock equal to the quotient of (v) the dollar amount of the Liquidated Damages due on the Payment Date (as defined below) divided by (w) the closing bid price of the Company's common stock (as quoted in the Principal Market (as defined in the Securities Purchase Agreement) or the market or exchange where the Company's common stock is then traded) as of the first day that an uncured Registration Default occurred; provided, however, that if the Company timely files a Registration Statement covering the resale of the Registrable Securities pursuant to Sections 2(a) and 3(a) of this Agreement and the Company utilizes its best efforts to cause such Registration Statement to become effective but such Registration Statement has not become effective as required by Sections 2(a) and 3(a) of this Agreement, then during the first 30-day period immediately following the occurrence of such Registration Default caused by such failure of the Registration Statement to become effective as required pursuant to Sections 2(a) and 3(a) of this Agreement, the Company shall pay Liquidated Damages to such Investor in an amount determined by multiplying (i) $ .0425 per Common Share then held by such Investor by (ii) the percentage derived by dividing
(A) the actual number of days elapsed from the first day of the date such Registration Default occurred to the day such Registration Default has been completely cured, by (B) 30. Liquidated Damages shall be paid, in cash, or at the Investor's option, in the number of shares of Company common stock as determined by this Section 8. The Liquidated Damages payable pursuant hereto shall be payable within five (5) business days from the end of the 30-day period commencing on the first 30-day period in which the Registration Default occurs (each, a "Payment Date"). In the event the Investor elects to receive the Liquidated Damages amount in shares of Company common stock, such shares shall also be considered Registrable Securities and shall have the registration rights set forth in this Agreement.

        b. Notwithstanding anything to the contrary in Section 8(a) above:

           (i) the Company shall have the right to pay Liquidated Damages in cash irrespective of any Investor's election to receive shares of Company Common Stock in settlement thereof if the closing bid price of the Company's Common Stock as determined under clause (w) above is less than $4.25 per share.

           (ii) in the event of a Registration Default under Section 2(Guarantor), Liquidated Damages shall be payable in an amount determined by multiplying (A) the amount of Liquidated Damages as calculated by Section 8(a) above, by (B) a fraction, the numerator of which fraction shall be the total number of Common Shares held by the Investor or which the Investor is entitled to receive and which have not been registered under the Registration Statement, and the denominator of which fraction shall be the total number of Common Shares held by the Investor and which the Investor is entitled to receive.

           (iii) no Registration Default shall be deemed to have occurred hereunder:

              (A) (1) under Section 2(Guarantor) if the Deficit Failure is the result of a merger or other reorganization requiring the amendment of the Registration Statement involving the restatement or filing of additional or restated financial statements, provided, however, that the Company diligently proceeds and utilizes its best efforts to satisfy its obligations under Section 3(b) and Section 2(Guarantor) of this Agreement, or (2) in the event that, pursuant to Section 2(Guarantor) of this Agreement, the Company has reserved and registered for resale the initial 470,590 Common Shares purchased by the Buyers pursuant to the Securities Purchase Agreement, under
Section 2 (Guarantor) if the Deficit Failure is the result of a failure to register a number of Common Shares which represent 5% or less of the additional number of Common Shares issued to such Investor pursuant to this Agreement or the Securities Purchase Agreement in excess of such initial 470,590 Common Shares purchased by the Buyers, provided, however, that the Company diligently proceeds and utilizes its best efforts to satisfy its obligations under Section 2(Guarantor) of this Agreement.

              (B) under Section 3(a) or Section 3(b) for failing to keep the Registration Statement "effective at all times" if such failure is due to a merger or other acquisition or reorganization, a recapitalization involving the filing of new or restating of previously filed financial statements, or other material corporate developments involving any entity or business engaged in the same industry or business of the Company, provided, however, that the Company proceeds diligently and utilizes its best efforts to satisfy its obligations under Section 3(a) or Section 3(b) of this Agreement.

              (C) under Section 3(h) in respect of any suspension of effectiveness or withdrawal of the Registration Statement, or stop order relating thereto, or suspension of sales under the Registration Statement pending the filing and effectiveness of a post-effective amendment to the Registration Statement that is made necessary by a merger or other acquisition or reorganization, a recapitalization involving the filing of new or restating of previously filed financial statements, or other material corporate developments involving any entity or business engaged in the same industry or business of the Company, provided, however, that the Company proceeds diligently and utilizes its best efforts to satisfy its obligations under Section 3(h) of this Agreement.

     9. ASSIGNMENT OF REGISTRATION RIGHTS.

        The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; provided, however, that the transferee or assignee may subsequently transfer or assign all or any portion of the Registrable Securities if an exemption from registration under the 1933 Act is applicable to such transfer or assignment; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

     10. AMENDMENT OF REGISTRATION RIGHTS.

        Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors who then hold two-thirds [ ] of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

     11. MISCELLANEOUS.

        a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.
If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

        b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

        If to the Company:

                 Generex Biotechnology Corp.
                 33 Harbour Square, Suite 202
                 Toronto, Canada M5J 2G2
                 Telephone: (416) 364-2551
                 Facsimile: (416) 364-9363
                 Attention: E. Mark Perri

        With a copy to:

                 Eckert Seamans Cherin & Mellott
                 1515 Market Street, 9th Floor
                 Philadelphia, Pennsylvania 19102-1909
                 Telephone: (215)851-8400
                 Facsimile: (215) 851-8383
                 Attention: Joseph Chicco, Esq.

        If to Legal Counsel:

                 Katten Muchin Zavis
                 525 West Monroe Street, Suite 1600
                 Chicago, Illinois 60661-3693
                 Telephone:       (312) 902-5521
                 Facsimile:       (312) 577-8763
                 Attention:       Anthony J. Ribaudo

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.

        c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        d. This Agreement shall be governed by and construed in all respects by the internal laws of the State of Illinois (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule

(whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of Chicago, for the adjudication of any dispute hereunder. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

        e. This Agreement, the Securities Purchase Agreement and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and the Warrants supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

        f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

        g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

        i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        j. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Investors holding a majority of the Registrable Securities.

        k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

        l. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.


COMPANY:                                  BUYERS:

GENEREX BIOTECHNOLOGY CORP.               CRANSHIRE CAPITAL, L.P.

By: /s/ Anna E. Gluskin                    By: Downsview Capital, Incorporated,
   ----------------------------               the General Partner

Name: Anna E. Gluskin
      -------------------------
Title: President                          By: /s/ Mitchell P. Kopin
                                              ---------------------------------
                                              Name:  Mitchell Kopin
                                              Title: President

                                          KEYWAY INVESTMENTS LTD.

                                          By: /s/ Paul Moore
                                              ---------------------------------
                                              Name: Paul Moore
                                              Title: Director

                                          HOWARD TODD HORBERG

                                          /s/ Howard Todd Horberg
                                          ------------------------------------

                                          STEVE LEVY

                                          /s/ Steve Levy
                                          ------------------------------------

                                          THE DOTCOM FUND, LLC

                                          By: /s/ Mark Rice
                                              ---------------------------------
                                              Name: Mark Rice
                                              Title: Manager

                                          LIONHART INVESTMENTS LTD.

                                          By: /s/ Terrence Duffy
                                              ---------------------------------
                                              Name: Terrence Duffy
                                              Title: Director

                      SCHEDULE 1. LIST OF BUYERS

                                                                                                                    Investor's
                                                                                                                 Representatives'
                                     Investor's Address           Purchase     Number of        Number of      Address and Facsimile
      Investor Name                 and Facsimile Number           Price     Common Shares   Warrant Shares           Number
-------------------------       ----------------------------      --------   -------------   --------------    ---------------------
Cranshire Capital, L.P.         666 Dundee Road, Suite 1801       $450,000      105,883          79,413        Katten Muchin Zavis
                                Northbrook, Illinois 60062                                                     525 W. Monroe Street
                                Attn: Mitchell Kopin                                                           Chicago, Illinois
                                (p) 847/562-9030                                                               60661-3693
                                (f) 847/562-9031                                                               Attention: Anthony J.
                                                                                                               Ribaudo, Esq.
                                                                                                               (p) 312/ 902-5521
                                                                                                               (f) 312/ 577-8763
Keyway Investments Ltd.         19 Mount Havelock                 $450,000      105,883          79,413
                                Douglas, Isle of Man
                                United Kingdom
                                1M1 2QG
                                Attn: Martin Peters
                                (p) 011-44-171-323-2131
                                (f) 011-44-171-323-0773

Howard Todd Horberg             100 Sheridan Road                 $250,000       58,824          44,118
                                Highland Park, IL 60035
                                (p) 847-433-3800

Steve Levy                      1776 Clendenin Lane               $250,000       58,824          44,118
                                Riverwoods, IL 60015
                                (p) 847-562-1776
                                (f) 847-562-1415

The dotCom Fund, LLC            666 Dundee Road                   $200,000       47,059          35,294
                                Northbrook, IL 60062
                                Attn: Mark Rice
                                (p) 847-509-2290
                                (f) 847-509-2295



                                     19


                                                                                                                    Investor's
                                                                                                                 Representatives'
                                     Investor's Address           Purchase     Number of        Number of      Address and Facsimile
      Investor Name                 and Facsimile Number           Price     Common Shares   Warrant Shares           Number
-------------------------       ----------------------------      --------   -------------   --------------    ---------------------
Lionhart Investments Ltd.       19 Camp Road                      $400,000       94,117          70,587
                                Heston Court
                                Wimbledon, London
                                SW194UW
                                United Kingdom
                                Attn: Terry Duffy
                                (p) 011-44-181-947-6934
                                (f) 011-44-181-971-0212

                                                                       EXHIBIT A
                       FORM OF NOTICE OF EFFECTIVENESS
                          OF REGISTRATION STATEMENT

[TRANSFER AGENT]
Attn:

     Re: GENEREX BIOTECHNOLOGY CORP.

Ladies and Gentlemen:

     We are counsel to Generex Biotechnology Corp., a Delaware corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders shares of its Common Stock, par value $.001 per share, (the "Common Shares") and the Warrants (the "Warrants"). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the Common Shares, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on __________________, the Company filed a Registration Statement on Form S-3 (File No. _____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

     In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                            Very truly yours,

                                            [ISSUER'S COUNSEL]


                                            By:


cc:   [LIST NAMES OF HOLDERS]


                                     21